Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-1 on Form S-3 of our report dated February 27, 2018, relating to the financial statements of BioSig Technologies, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2017, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Liggett & Webb, P.A.

New York, New York

September 28, 2018